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                                   EXHIBIT 99


                              NAXOS RESOURCES LTD.
                          P.O. BOX 12153 NELSON SQUARE
                           SUITE 409-808 NELSON STREET
                         VANCOUVER, B.C., CANADA V6Z 2H2
                             TEL. NO. (604) 669-8078
                             FAX NO. (604) 669-8068

     THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT OF NAXOS RESOURCES LTD. (THE "COMPANY") FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON ________________ ____, 1998 AT THE SHERATON WALL CENTRE, VANCOUVER, BRITISH COLUMBIA, CANADA, AND ANY ADJOURNMENT THEREOF. It is expected that the solicitation of proxies will be primarily by mail. Proxies may also be solicited personally or by telephone by the Company's directors, officers or employees at nominal cost. In accordance with applicable law, arrangements have been made with brokerage houses and other intermediaries, clearing agencies, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the common shares held of record by such persons and the Company shall reimburse such persons for reasonable fees and out-of-pocket expenses incurred by them in so doing. The cost of any such solicitation will be borne by the Company.

     The undersigned hereby appoints SIDNEY W. KEMP, the President and a Director of the Company, of Vancouver, British Columbia, or failing him, IAN M. GORDON, the Secretary/Treasurer and a Director of the Company, of Langley, British Columbia, or instead of either of them _________________________________ as proxyholder, with power of substitution, to attend and vote for the undersigned at the Special Meeting of Shareholders of the Company to be held on __________________ ____, 1998 (the "MEETING"), and at any adjournment thereof.

1. to approve, confirm and adopt, with or without modification, by way of a special resolution, the following resolution to continue the Company out of the Federal jurisdiction of Canada and into the jurisdiction of the State of Delaware:

     "BE IT RESOLVED, by way of special resolution, that:

     a. the Company be and is hereby authorized and directed to apply to the Director of Companies of the Federal jurisdiction for authorization to permit the Company to apply for a Certificate of Continuance under the Delaware General Corporation Law (the "DGCL") pursuant to Section 188 of the Canada Business Corporations Act;

     b. the Company is hereby authorized and directed to apply to the Secretary of State of the State of Delaware to continue the Company as a Delaware corporation under the new name of Dekka Mining Corporation under the DGCL;

     c. the Company be and is hereby and directed to adopt the Certificate of Incorporation and the Bylaws of Dekka Mining Corporation, as attached hereto, in substitution of the Company's Articles and ByLaws;

     d. the Board of Directors be and is hereby authorized, in their discretion, to abandon the Company's continuation and any related filings without further approval of the Company's shareholders;

     e. the Company's Board of Directors be and is hereby authorized and directed to do such acts and execute and deliver such documents as are required and acceptable to the regulatory authorities having jurisdiction over the Company's affairs to give effect to the Company's continuation into the State of Delaware."

                     IN FAVOR   [ ]           AGAINST [ ]


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2.   The transaction of such further and other business as may properly come before the meeting or any adjournment thereof.

The Special Resolution will be approved if passed by at least 66 2/3% of the votes cast at the Meeting. A dissenting shareholder is entitled to be paid the fair value of his or her shares in accordance with Section 190 of the CBCA.

WHERE THE SHAREHOLDER HAS NOT SPECIFIED A CHOICE WITH RESPECT TO ANY OF THE FOREGOING RESOLUTIONS, THIS FORM OF PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO SUCH RESOLUTIONS UPON THE SHAREHOLDER'S APPOINTED PROXYHOLDER.

THIS FORM OF PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO AMENDMENTS OR VARIATIONS OF THE MATTERS IDENTIFIED IN THE NOTICE OF MEETING AND WITH RESPECT TO OTHER MATTERS WHICH MIGHT PROPERLY COME BEFORE THE MEETING.

INSTRUCTIONS FOR COMPLETION OF FORM OF PROXY

1. The shares represented by this Form of Proxy will be voted or withheld from voting on any ballot (provided the instructions are certain). If the shareholder has specified a choice with respect to any of the foregoing resolutions by marking an "X" in the space provided for that purpose, the shares will be voted on any ballot in accordance with that choice. In absence of instructions made on a Form of Proxy, it is the intention of the management designee, if named as proxy, to vote for the approval of all of the matters referred to in the Notice of Meeting.

2. A SHAREHOLDER HAS THE RIGHT TO DESIGNATE A PERSON (WHO NEED NOT BE A SHAREHOLDER OF THE COMPANY), OTHER THAN SIDNEY W. KEMP OR IAN M. GORDON, DIRECTORS AND OFFICERS OF THE COMPANY AND THE MANAGEMENT DESIGNEES, TO ATTEND AND ACT FOR THE SHAREHOLDER AT THE MEETING. SUCH RIGHT MAY BE EXERCISED BY INSERTING IN THE BLANK SPACE PROVIDED IN THE FORM OF PROXY THE NAME OF THE PERSON TO BE DESIGNATED AS YOUR PROXY AND BY CROSSING OUT OR OTHERWISE DELETING THE NAMES OF THE MANAGEMENT DESIGNEES THEREFROM OR BY COMPLETING ANOTHER PROPER FORM OF PROXY AND DELIVERING SAME TO EITHER THE OFFICE OF THE REGISTRAR AND TRANSFER AGENT OF THE COMPANY, MONTREAL TRUST COMPANY OF CANADA, STOCK TRANSFER DEPARTMENT, 510 BURRARD STREET, 4TH FLOOR, VANCOUVER, BRITISH COLUMBIA, CANADA, V6C 3B9, OR THE REGISTERED OFFICE OF THE COMPANY, WALKER & COMPANY, 1500-1030 WEST GEORGIA STREET, VANCOUVER, BRITISH COLUMBIA, V6E 3B9, NO LATER THAN FORTY-EIGHT (48) HOURS (EXCLUDING SATURDAYS, SUNDAYS AND HOLIDAYS) BEFORE THE TIME SET FOR THE MEETING OR ANY ADJOURNMENT THEREOF.

3. The Form of Proxy, to be valid, must be signed by the shareholder or by the shareholder's attorney duly authorized in writing, or, if the shareholder is a corporation, the Form of Proxy shall bear the corporate seal of such corporation or by an attorney duly authorized in writing. If the proxy is executed by an attorney for an individual shareholder or by an officer or attorney of a corporate shareholder, the instrument so empowering the officer or attorney, as the case may be, or a notarial copy thereof, must accompany the Form of Proxy. If the Form of Proxy is not dated by the shareholder in the space provided, the Form of Proxy will be deemed to bear the date on which it was mailed by the Company to the shareholder.

4. In addition to revocation in any manner permitted by law, a proxy may be revoked by an instrument in writing signed by the shareholder or by his attorney duly authorized in writing or, if the shareholder is a corporation, the instrument in writing shall bear the corporate seal of such corporation and shall be executed by an officer of such corporation or by an attorney duly authorized in writing, and deposited either at the office of the Registrar and Transfer Agent of the Company, Montreal Trust Company of Canada, Stock Transfer Department, 510 Burrard Street, 4th Floor, Vancouver, British Columbia, Canada, V6C 3B9, or at the Registered Office of the Company, Walker & Company, 1500-1030 West Georgia Street, Vancouver, British Columbia, V6E 3B9, at any time up to and including the last business day preceding the day of the Meeting or any adjournment thereof, or, as to any matter in respect of which a vote shall not already have been cast pursuant to such proxy, with the Chairman of the Meeting on the day of the Meeting, or at any adjournment thereof.



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     TO BE EFFECTIVE, A PROXY MUST BE DEPOSITED EITHER AT THE OFFICE OF THE
     REGISTRAR AND TRANSFER AGENT OF THE COMPANY, MONTREAL TRUST COMPANY OF CANADA, STOCK TRANSFER DEPARTMENT, 510 BURRARD STREET, 4TH FLOOR, VANCOUVER, BRITISH COLUMBIA, CANADA, V6C 3B9, OR THE REGISTERED OFFICE OF THE COMPANY, WALKER & COMPANY, 1500-1030 WEST GEORGIA STREET, VANCOUVER, BRITISH COLUMBIA, V6E 3B9, NO LATER THAN FORTY-EIGHT (48) HOURS (EXCLUDING SATURDAYS, SUNDAYS AND HOLIDAYS) BEFORE THE TIME SET FOR THE MEETING OR ANY ADJOURNMENT THEREOF. THE CHAIRMAN OF THE MEETING HAS THE DISCRETION TO ACCEPT PROXIES FILED LESS THAN 48 HOURS BEFORE THE DATE OF THE MEETING OR ANY ADJOURNMENT THEREOF.

            DATED this_________ day of __________________, 1998.


                                               _________________________________
                                               SIGNATURE OF SHAREHOLDER

                                               Name:____________________________

                                               Address:_________________________

                                               _________________________________

                                               No. of Shares:___________________




Your address shown will be registered as your present address. Please notify the Company of any change in your address.